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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  February 28, 1997
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                       CBT GROUP PUBLIC LIMITED COMPANY
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            (Exact name of registrant as specified in its charter)

      Republic of Ireland        0-25674                Not Applicable
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    (State or other            (Commission              (IRS Employer
    jurisdiction of             File Number)        Identification Number)
     incorporation)

1005 HAMILTON COURT, MENLO PARK, CALIFORNIA                 94025
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  (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:   (415) 614-5900
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                                      N/A
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         (Former name or former address, if changed since last report)
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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.
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  (a)    On February 28, 1997 (the "Closing Date"), CBT Group PLC, a public limited company organized under the laws of the Republic of Ireland ("CBT"), acquired all of the outstanding ordinary shares of CBT Systems Benelux B.V., a Netherlands limited liability company with its corporate seat in Amsterdam, The Netherlands ("Benelux"). The acquisition of Benelux (the "Acquisition") was consummated pursuant to a Share Purchase Agreement dated as of February 28, 1997 (the "Share Purchase Agreement"), made and entered into by and among CBT, Benelux, BDT Systems B.V., a Netherlands limited liability company with its corporate seat in Amsterdam, The Netherlands ("BDT"), FMU Systems B.V., a Netherlands limited liability company with its corporate seat in Amsterdam, The Netherlands ("FMU," and, together with BDT, the "Shareholders"), Bill Thorpe and Frank Uges. In the Acquisition, CBT received all of the ordinary shares of Benelux, all of which were held by the Shareholders, in exchange for 17,840 ordinary shares, par value IR37.5p, of CBT ("CBT Ordinary Shares"). As a result of the Acquisition, Benelux became a wholly-owned subsidiary of CBT.

  (b) There were no underwriters or placement agents involved in the Acquisition. The CBT Ordinary Shares were issued to BDT and FMU in equal amounts.

  (c)    As described in paragraph (a) above, CBT received all of the ordinary
shares of Benelux in exchange for 17,840 CBT Ordinary Shares.   The amount of
consideration received by CBT was determined pursuant to arms' length negotiations between CBT and Benelux and took into account various factors concerning the valuation of the business of Benelux.

  (d) In connection with the issuance of the CBT Ordinary Shares in the Acquisition, CBT relied upon the exemptions contained in Regulation S and Regulation D under the Securities Act of 1933, as amended (the "Act"). The Acquisition consisted of the offer and sale of the CBT Ordinary Shares to BDT and FMU, each of which is a Netherlands limited liability company wholly owned by Messrs. Thorpe and Uges, respectively. Messrs. Thorpe and Uges, in turn, are each residents of Amsterdam and non-U.S. citizens. Without limiting the generality of the foregoing, the offer and sale of the CBT Ordinary Shares were made in an "offshore transaction" (as defined in Rule 902(i) of the Act) to non "U.S. persons" (as defined in Rule 902(o) of the Act) in the absence of any "directed selling efforts" (as defined in Rule 902(b) of the Act). In addition, CBT structured the Acquisition to comply with the requirements of Rule 505 of Regulation D under the Act. The fair market value of the CBT Ordinary Shares as of the date of the Acquisition was approximately US$1,900,000.

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                                   SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 12, 1997              CBT GROUP PLC


                                /s/ Gregory M. Priest
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                                Gregory M. Priest
                                Vice President, Finance
                                and Chief Financial Officer


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